UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 20, 2013

ING USA Annuity and Life Insurance Company
--------------------------------------
(Exact name of registrant as specified in its charter)

IOWA
(State of Incorporation)

333-133076, 333-133152, 333-133153,
333-133154, 333-133155, 333-158928
(Commission File Numbers)

#41-0991508
(IRS Employer Identification Number)

1475 Dunwoody Drive, West Chester, PA 19380-1478
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code 610-425-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

This filing is made in accordance with Item No. 1.01 of Section 1 of Form 8-K:

Item 1.01	Entry into a Material Definitive Agreement

On February 20, 2013, ING USA Annuity and Life Insurance Company (“ING USA”) entered into a new federal tax sharing agreement (the “TSA”) with ING U.S., Inc., a Delaware corporation and indirect parent of ING USA and certain other subsidiaries of ING U.S., Inc. that are members of an affiliated group for federal tax purposes. The new TSA is effective as of
January 1, 2013 and provides for the manner of computation and timing of payments by and to each ING U.S., Inc. subsidiary that is a party to the new TSA with respect to each such subsidiary’s tax liabilities and tax assets in relation to the consolidated federal income tax returns of the ING U.S. affiliated group. The new TSA provides that for 2013 and subsequent years, ING
U.S., Inc. will pay its subsidiaries for the tax benefits of ordinary and capital losses only in the event that the consolidated tax group actually uses the tax benefit of losses generated. The new
TSA provides that taxable periods prior to January 1, 2013 shall be administered under the ING
U.S. federal tax sharing agreement to which ING USA became a party pursuant to a joinder agreement entered into on January 20, 2006 (the “Prior Agreement”). For 2012 and prior years, the Prior Agreement requires ING U.S., Inc. to pay those subsidiaries that are parties thereto for the tax benefits of ordinary and capital losses as they are incurred, and in turn requires its subsidiaries to pay ING U.S., Inc. for the taxes payable on their ordinary income and capital gains. Under the Prior Agreement, ING U.S., Inc. is required to make payments even if losses do not offset other subsidiaries’ ordinary income or capital gains.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on this 25th day of February, 2013 on its behalf by the undersigned hereunto duly authorized.

ING USA Annuity and Life Insurance Company (Registrant)

/s/Megan Huddleston Megan Huddleston Secretary